SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary proxy statement

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☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

VALASSIS COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing, if other than the Registrant)

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VALASSIS COMMUNICATIONS, INC.

19975 VICTOR PARKWAY

LIVONIA, MI 48152

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

TO BE HELD MAY 13, 2003

The Annual Meeting of Stockholders of Valassis Communications, Inc. (“Valassis” or the “Company”) will be held at Valassis Corporate Headquarters, 19975 Victor Parkway, Livonia, Michigan 48152 on the 13th day of May, 2003, at 9:00 a.m. (Eastern Daylight Time), to:

(1)	elect nine directors to the Company’s Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

(2)	ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the 2003 fiscal year; and

(3)	transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 26, 2003 as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share of the Company’s Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

ALL HOLDERS OF THE COMPANY’S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

By Order of the Board of Directors,

BARRY P. HOFFMAN

Secretary

April 14, 2003

VALASSIS COMMUNICATIONS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 13, 2003

INTRODUCTION

This Proxy Statement is being furnished to stockholders of record of Valassis Communications, Inc. (“Valassis” or the “Company”) as of March 26, 2003 (“Record Date”), in connection with the solicitation by the Board of Directors of Valassis of proxies for the 2003 Annual Meeting of Stockholders (“Annual Meeting”) to be held at Valassis Corporate Headquarters, 19975 Victor Parkway, Livonia, Michigan 48152 on May 13, 2003 at 9:00 a.m. (Eastern Daylight Time), or at any and all adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement and the enclosed form of proxy is April 14, 2003.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board of Directors has fixed the close of business on March 26, 2003 as the Record Date for the determination of stockholders entitled to notice of the Annual Meeting, and only holders of record of the Common Stock, par value $.01 per share (“Common Stock”), of the Company on that date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 52,013,317 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. Abstentions and broker non-votes are not counted in the election of directors. For all other items to be considered at the Annual Meeting, shares represented by proxies which are marked “abstain” will be counted as part of the total number of votes cast on such proposals, whereas broker non-votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any given proposal, whereas broker non-votes will have no effect in determining whether any given proposal has been approved by the stockholders.

If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by delivering written notice of revocation to the Secretary of the Company, or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the nominees for election as directors named below and for the other proposals referred to below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the Company’s knowledge, as of February 24, 2003, the only persons (including “groups” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who beneficially own more than 5% of the Company’s Common Stock are the following:

Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class
Common Stock	Ariel Capital Management, Inc.(1) 200 E. Randolph Drive Suite 2900 Chicago, Illinois 60601	5,592,908	10.8%
Common Stock	Goldman Sachs Asset Management(2) 32 Old Slip New York, New York 10005	4,555,286	8.8%
Common Stock	Neuberger Berman, Inc.(3) 605 Third Avenue New York, New York 10158	3,503,789	6.7%
Common Stock	Janus Capital Management LLC(4) 100 Fillmore Street Denver, Colorado 80206	3,281,214	6.3%

(1)	According to information contained in a Schedule 13G filed with the SEC on February 4, 2003, Ariel Capital Management has sole voting power over 5,086,158 of such shares of Common Stock and sole dispositive power over 5,588,183 of such shares of Common Stock. In addition, such filing discloses that John W. Rogers, Jr. serves as Chairman and Chief Executive Officer of Ariel Capital Management, Inc. and as a result of such position may be deemed to have beneficial ownership of such shares. Mr. Rogers disclaims beneficial ownership of such shares.

(2)	According to information contained in a Schedule 13G filing with the Securities and Exchange Commission (“SEC”) on February 14, 2003, Goldman Sachs Asset Management (“GS”) has sole voting power with respect to 3,287,316 shares of Common Stock and sole dispositive power with respect to 4,555,286 shares of Common Stock. In addition, the filing reflects securities beneficially owned by GS, a separate business unit of The Goldman Sachs Group, Inc. (“GSAM”). GSAM, an investment advisor, disclaims beneficial ownership of any securities managed, on GSAM’s behalf, by third parties and does not reflect securities, if any, beneficially owned by any other business unit of GSAM.

(3)	According to information contained in a Schedule 13G filed with the SEC on February 13, 2003, Neuberger Berman, Inc. (“Neuberger, Inc.”) has sole voting power with respect to 151,150 of such shares of Common Stock. In addition, according to such filing, Neuberger Berman, LLC (“Neuberger LLC), an investment advisor and broker dealer, and Neuberger Berman Management Inc. (“Neuberger Management”), both wholly-owned subsidiaries of Neuberger, Inc., have shared voting power with respect to 2,722,500 of such shares of Common Stock and are deemed beneficial owners of such shares of Common Stock. Neuberger LLC and Neuberger Management have shared dispositive power with respect to 3,503,789 shares of Common Stock. Neuberger LLC disclaims beneficial ownership of 3,350 of such shares since such shares are owned individually by employees of Neuberger LLC and Neuberger Management.

(4)	According to information contained in a Schedule 13G filed with the SEC on February 14, 2003, Janus Capital Corporation (“Janus Capital”) has sole voting, sole dispositive power and may be deemed to be the beneficial owner with respect to 3,280,014 of such shares of Common Stock. In addition, Janus Capital shares voting and dispositive power with respect to 1,200 of such shares of Common Stock with Enhanced Investment Technologies LLC (“INTECH”), an indirect subsidiary of Janus Capital and an investment advisor to various investment companies and to individual and institutional clients (“Managed Portfolios”). However, neither INTECH nor Janus Capital have the right to receive dividends from, or proceeds from the sale of securities held in Managed Portfolios and each disclaims any ownership associated with such rights.

DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors presently is comprised of nine directors. All directors elected at the 2003 Annual Meeting will serve until the next Annual Meeting or until their respective successors are duly elected and qualified.

1.	ELECTION OF DIRECTORS (PROPOSAL 1)

Set forth below is certain information with respect to each of the nominees for the office of director and each other executive officer of the Company.

Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the following nine nominees: Patrick F. Brennan, Kenneth V. Darish, Seth Goldstein, Barry P. Hoffman, Dr. Walter H. Ku, Robert L. Recchia, Marcella A. Sampson, Alan F. Schultz and Ambassador Faith Whittlesey. Each nominee for director has consented to serve on the Board of Directors and will be elected by a plurality of the votes cast at the Annual Meeting. If any (or all) such persons should be unavailable or unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Stockholders may withhold authority to vote for any nominee by marking the “withhold” box on the proxy card and by entering the name of such nominee in the space provided for such purpose on the proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN.

DIRECTORS

Patrick F. Brennan, 71, has served as a director of Valassis since August 1998. He retired on December 31, 1996 as the President and Chief Executive Officer of Consolidated Papers, Inc., one of the nation’s leading paper companies after serving 33 years in the paper industry. Until November, 2001, Mr. Brennan served as a member of the Board of Directors of Northland Cranberries, Inc., a juice manufacturing company.

Kenneth V. Darish, 44, has served as a director of Valassis since June 2001. Since September 2001, he has been a consultant for Pentamark Worldwide, a subsidiary of Omnicom providing operational consulting services to the Creative Director. From September 1984 until July 2001, Mr. Darish served as the Chief Financial Officer and Senior Vice President of FCB Advertising-Detroit, a subsidiary of Interpublic Group of Companies. Mr. Darish is a certified public accountant.

Seth Goldstein, 32, has served as a director of Valassis since March 1999. In 2002, he co-founded Majestic Research, an independent research firm that provides real-time data and analysis to the investment community. Since January 2001, he has served as Founding Partner of Majestic Partners, an investment and advisory group. From December 1998 until December 2000, he was the Entrepreneur-in-Residence at Flatiron Partners, a prominent Venture Capital firm. In March 1998, he created a new digital convenience service called root.net. In August 1995, he founded Site Specific, one of the first Internet marketing agencies which was acquired in May 1997 by CKS Group. Mr. Goldstein served as Senior Vice President of the CKS Group until March 1998. Prior to 1995, Mr. Goldstein founded a multimedia company called Riverbed Media.

Barry P. Hoffman, 61, has served as Executive Vice President, General Counsel and Secretary of Valassis since July 1991 and has served as a director of Valassis since January 2002. Mr. Hoffman has been with Valassis since 1982.

Dr. Walter H. Ku, Ph.D., 67, has served as a director of Valassis since February 2003. Dr. Ku is an internationally known scientist in the field of electronic systems and systems controls. He is professor of electrical and computer engineering at the University of California, San Diego, and is the founding director of the National Science Foundation Industry/University Cooperative Research Center on Ultra High-Speed Integrated Circuits and Systems. His extensive consulting activities and internationally recognized expertise have assisted businesses with developing high-level international relationships and opportunities. He was a full professor at Cornell University and the first occupant of the Naval Electronic Systems Command Research Chair Professorship at the Naval Post-Graduate School. Dr. Ku also consults and teaches in China and Taiwan.

Robert L. Recchia, 46, has been Executive Vice President, Chief Financial Officer, Treasurer and a director of Valassis since October 1991. Mr. Recchia has been with Valassis since 1982. Mr. Recchia is a certified public accountant with audit experience with Deloitte and Touche.

Marcella A. Sampson, 72, has served as a director of Valassis since August 1998. She retired in 1999 from Central State University in Wilberforce, Ohio. During her 35 years of service to Central State, she served as Dean of Students and directed the Central State University Career Services Center since 1975. She has received awards and honors for her work in the field of education and is a recognized expert in college student placement, particularly experiential opportunities.

Alan F. Schultz, 44, has served as a director of Valassis since December 19, 1995. He is Chief Executive Officer, President and Chairman of the Board of Directors of Valassis. Mr. Schultz was elected Chief Executive Officer and President in June 1998 and appointed Chairman of the Board of Directors in December 1998. He served as Executive Vice President and Chief Operating Officer of Valassis from 1996 through 1998 and served as Executive Vice President of Sales and Marketing of Valassis from 1992 through 1996. Mr. Schultz has held positions as Director of Insert Operations and Vice President of the Central Sales Division at Valassis since 1984. Mr. Schultz is a certified public accountant with audit experience with Deloitte and Touche.

Ambassador Faith Whittlesey, 64, has served as a director of Valassis since January 1992. She has had a long career in government, law and diplomacy at local, state and national levels. She has served as President and Chairman of the Board of the American Swiss Foundation, headquartered in New York, since 1989 and as President of Maybrook Associates, Inc. since 1998. She served as U.S. Ambassador to Switzerland from 1981 to 1983 and from 1985 to 1988. From 1983 to 1985, Ambassador Whittlesey was a member of the Senior White House Staff. In November 1999, Ambassador Whittlesey was elected to a three-year term as Chairman of the Board of Overseers of the Institute of World Politics, a graduate school of statecraft and diplomacy in Washington, DC and in 2002 was re-elected to such position for an additional three-year term. Ambassador Whittlesey served as a member of the Board of Directors and the Compensation Committee of the Sunbeam Corporation from November 1996 until December 2002.

ADDITIONAL EXECUTIVE OFFICERS

In addition to the executive officers who are listed as being directors of Valassis, Valassis or its subsidiaries has the following executive officers:

Richard Herpich, 50, has served as Executive Vice President of Manufacturer Services of Valassis since June 1998. He served as National Sales Manager from January 1996 through June 1998, Vice President, Midwest Sales Division from June 1994 through December 1995 and Account Manager from 1978 through June 1994.

William F. Hogg, Jr., 56, has served as Executive Vice President of Manufacturing since October 2001. He served as Vice President of the Valassis Durham Printing Division from June 1983 to September 30, 2001.

MaryAnn D. Rivers, 38, has served as Executive Vice President of the Targeted Print and Media Solutions division of Valassis, which includes Valassis sampling products and targeted solo inserts (“TPMS”) since July 1, 2000. She served as a Vice President of TPMS from June 1998 to July 2000 and was a Director of Valassis Sampling from 1995 to June 1998.

Brian Husselbee, 51, has been the President and Chief Executive Officer of NCH Marketing Services, Inc. (“NCH”) since August 1997, and was General Manager of NCH, from January 1997 to July 1997. Valassis acquired NCH in February 2003. Mr. Husselbee served as a director of Valassis from August

1998 until February 2003, the time that the NCH acquisition was consummated. See “Certain Relationships and Related Transactions.”

Wan Ling Martello, 45, has been the Chief Operating Officer and Chief Financial Officer at NCH since October 1998. Valassis acquired NCH in February 2003. She guides NCH’s worldwide financial, information technology, human resources and administration. She joined NCH from Borden Foods where she was corporate controller. She also has ten years of experience at Kraft Foods.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth certain information, to the Company’s knowledge, concerning beneficial ownership of the Company’s Common Stock by the directors, the five executive officers named under the heading “SUMMARY COMPENSATION TABLE,” and all directors and executive officers as a group, as of February 15, 2003. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock includes 52,012,417 shares of Common Stock outstanding as of February 15, 2003 and the shares of Common Stock subject to options held by the person or group that are currently exercisable or exercisable within 60 days from February 15, 2003. The address of all persons listed below is c/o Valassis Communications, Inc., 19975 Victor Parkway, Livonia, Michigan 48152.

Name	Shares Beneficially Owned(1)		Percent
Patrick F. Brennan	24,733	(2)	*
Kenneth V. Darish	7,895	(3)	*
Seth Goldstein	20,453	(4)	*
Richard Herpich	189,268	(5)	*
Barry P. Hoffman	249,108	(6)	*
William F. Hogg, Jr.	89,093	(7)	*
Walter H. Ku	—		—
Robert L. Recchia	199,554	(8)	*
Marcella A. Sampson	23,833	(9)	*
Alan F. Schultz	769,001	(10)	1.5%
Faith Whittlesey	30,041	(11)	*
All executive officers and directors as a group (13 persons)	1,718,816	(12)	3.2%

*	Less than 1.0%

(1)	Unless otherwise noted, each director and executive officer has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.

(2)	Includes currently exercisable options to purchase 21,000 shares of Common Stock granted to independent directors pursuant to the Company’s executive long-term incentive plans.

(3)	Includes currently exercisable options to purchase 6,000 shares of Common Stock granted to independent directors pursuant to the Company’s executive long-term incentive plans.

(4)	Includes currently exercisable options to purchase 18,000 shares of Common Stock granted pursuant to the Company’s executive long-term incentive plans.

(5)	Includes currently exercisable options to purchase 165,696 shares of Common Stock granted pursuant to the Company’s executive long-term incentive plans.

(6)	Includes currently exercisable options to purchase 209,999 shares of Common Stock pursuant to the Company’s executive long-term incentive plans.

(7)	Includes currently exercisable options to purchase 76,223 shares of Common Stock pursuant to the Company’s executive long-term incentive plans.

(8)	Includes currently exercisable options to purchase 176,249 shares of Common Stock granted pursuant to the Company’s executive long-term incentive plans.

(9)	Includes currently exercisable options to purchase 21,000 shares of Common Stock granted to independent directors pursuant to the Company’s executive long-term incentive plans.

(10)	Includes currently exercisable options to purchase 656,041 shares of Common Stock pursuant to the Company’s executive long-term incentive plans.

(11)	Includes currently exercisable options to purchase 21,000 shares of Common Stock granted to independent directors pursuant to the Company’s executive long-term incentive plans.

(12)	This number includes currently exercisable options to purchase 1,479,966 shares of Common Stock pursuant to the Company’s executive long-term incentive plans. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the 1,479,966 shares of Common Stock for which the Company’s directors and executive officers as a group hold currently exercisable options have been added to the total number of issued and outstanding shares of Common Stock solely for the purpose of calculating the percentage of such total number of issued and outstanding shares of Common Stock beneficially owned by such directors and executive officers as a group.

GOVERNANCE OF THE COMPANY

The Company’s business, property and affairs are managed by or, are under the direction of, the Board of Directors pursuant to the General Corporation Law of the State of Delaware and the Company’s by-laws. Members of the Board of Directors are kept informed of the Company’s business through discussions with Alan F. Schultz, the President and Chief Executive Officer, and with key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

During the fiscal year ended December 31, 2002, the Board of Directors of the Company held five meetings (including regularly scheduled and special meetings). Each director attended 100% of the meetings held by the Board of Directors during the period in which such director served, including the meetings held by the committees on which such director served.

The Company has been reviewing its corporate governance policies and practices. This includes comparing our current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, the Company has adopted certain changes and expects to adopt further changes that the Board of Directors believes are the best corporate governance policies and practices for the Company. The Company has and will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the Securities and Exchange Commission and the New York Stock Exchange.

The Company has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees. This Code is attached as Exhibit B to this proxy statement and can be viewed on the Company’s website on www.valassis.com.

COMMITTEES OF THE BOARD

The standing committees of the Board of Directors include the Executive Committee, the Audit Committee, the Compensation/Stock Option Committee and the Corporate Governance/Nominating Committee (each, a “Board Committee” and collectively, the “Board Committees”).

The Executive Committee, whose members are Alan F. Schultz, Robert L. Recchia and Ambassador Faith Whittlesey, is generally authorized to exercise the powers of the Board of Directors in the management of the Company; provided, however, that the Executive Committee does not have the authority to declare cash dividends, amend the certificate of incorporation of the Company, adopt an agreement of merger or consolidation, recommend the disposition of all or substantially all the Company’s assets or recommend the dissolution of the Company. The Executive Committee did not meet during the fiscal year ended December 31, 2002.

The Audit Committee, whose members are Patrick F. Brennan, Seth Goldstein and Kenneth V. Darish, recommends the selection of independent auditors, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results thereof with the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company and reviews management’s procedures and policies relevant to the adequacy of the Company’s internal accounting controls and compliance with federal and state laws relating to accounting practices. The Audit Committee held six meetings during the fiscal year ended December 31, 2002. The Board of Directors has determined that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise and the Securities and Exchange Commission’s definition of Audit Committee financial expert. Each of the other members of the Audit Committee have financial management experience or are financially literate. The Audit Committee operates pursuant to a charter which is attached as Exhibit A to this proxy statement and can be viewed on the Company’s website on www.valassis.com.

The Compensation/Stock Option Committee, whose members are Ambassador Faith Whittlesey, Patrick F. Brennan and Marcella A. Sampson, administers the Company’s 2002 Long-Term Incentive Plan, the Company’s Amended and Restated 1992 Long-Term Incentive Plan, the Broad-Based Incentive Plan, the

Senior Executives Annual Bonus Plan, the Executive Restricted Stock Award Plan and the Employee and Director Restricted Stock Award Plan, and reviews and approves the annual salary, bonus and other benefits, direct or indirect, of the members of senior management of the Company. The Compensation/Stock Option Committee is comprised of non-employee directors as such term is defined under Rule 16b-3 of the Exchange Act. During the fiscal year ended December 31, 2002, the Compensation/Stock Option Committee met two times. The Board of Directors has adopted a written charter for this committee setting out the functions that this committee is to perform. A copy of this charter can be viewed on the Company’s website on www.valassis.com.

The Corporate Governance/Nominating Committee, whose members are Marcella A. Sampson, Kenneth V. Darish and Dr. Walter H. Ku (i) assists the Board of Directors by identifying individuals qualified to become Board members and recommends to the Board the director nominees for the next annual meeting of shareholders, (ii) recommends to the Board the corporate governance guidelines applicable to the Company and (iii) takes a leadership role in shaping the corporate governance of the Company. The Committee will not consider nominees recommended by stockholders. The Corporate Governance/ Nominating Committee was established in September 2002 but did not hold any meetings during 2002. The Board of Directors has adopted a written charter for this committee setting out the functions that this committee is to perform. A copy of this charter for this committee can be viewed on the Company’s website on www.valassis.com.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is comprised of the three directors named below. It operates pursuant to a written charter adopted by the Board of Directors which was reviewed and revised in May and September 2002 and which is attached as Exhibit A to this proxy statement and can be viewed on the Company’s website on www.valassis.com.

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent,” as required by applicable listing standards of the New York Stock Exchange. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and its independent auditors for the year ended December 31, 2002, Deloitte & Touche LLP (“Deloitte”). The Committee has also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect and discussed with Deloitte that firm’s independence. The Audit Committee also considered whether Deloitte’s non-audit services, including tax consulting and benefit plan services are compatible with maintaining Deloitte’s independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

This Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Patrick F. Brennan, Chairman Kenneth V. Darish Seth Goldstein

DIRECTOR COMPENSATION

Currently, directors who are not employees of the Company or its affiliates (each, an “Independent Director”) each receive the following: (i) a fee of $37,900, comprised of $15,900 in cash plus an annual grant of restricted stock, pursuant to the Company’s Employee and Director Restricted Stock Award Plan, having an aggregate fair market value equal to $22,000, granted on a pro-rated quarterly basis (“Independent Director Fee”); (ii) a Board of Directors meeting fee, in addition to the Independent Director Fee, of $2,272 per meeting attended and $1,136 per telephonic meeting attended; and (iii) a Board Committee meeting fee, in addition to the Independent Director Fee, of $1,136 per meeting attended and $568 per telephonic meeting attended, payable only if such Board Committee meeting is not scheduled in conjunction with (just before or after) a Board of Directors meeting (telephonic meeting fees will be paid on a pro-rated basis if an Independent Director does not participate via telephone for the entire meeting). In addition, during 2002, the Compensation/Stock Option Committee recommended and the Board approved and determined that the independent directors of the Company shall be eligible to receive non-qualified options to purchase an aggregate of 40,000 shares of Valassis Common Stock pursuant to the 2002 Long-Term Incentive Plan (or such other plan applicable to independent directors of the Company in effect from time to time), which options shall be granted by Valassis in eight (8) semi-annual installments consisting of 5,000 stock options on April 1 and October 1 commencing on October 1, 2002 through April 1, 2006. Each such option shall have a strike price equal to the fair market value (as defined in the Company applicable stock option plan) of the Company’s Common Stock on the date of grant and shall become fully vested one (1) year from such date of grant, with the same terms and conditions as the Company’s then current standard non-qualified stock option agreement for independent directors, except as provided in the next paragraph.

Upon a change of control (as defined in the Company’s applicable stock option plan), (x) all shares with respect to which any option granted prior to the change of control shall become fully exercisable and (y) any remaining options not previously granted shall be immediately granted and become vested and fully exercisable. In such event, the strike price for the options not previously granted shall be equal to the fair market value of the Company’s Common Stock on the day that is ninety (90) days prior to a public announcement of a change of control which mechanism shall be determined under the Company’s Change of Control Pricing Plan, but in all other respects such options shall be governed by the 2002 Long-Term Incentive Plan (or such other plan applicable to independent directors of the Company in effect from time to time). In addition, if any payment provided to the independent directors would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 or any successor provision, the independent directors will be entitled to a gross-up payment.

Directors who are employees of the Company or its affiliates do not receive any compensation for their services as a director. Accordingly, Messrs. Hoffman, Recchia and Schultz are not compensated as such for their services as directors.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange (“NYSE”). Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 2002, except for a late Form 4 filed by Linda Schalek, the Company’s Controller, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation of Alan F. Schultz, the Chief Executive Officer and President of the Company, and the other four most highly compensated executive officers of the Company (the “Named Executive Officers”) for the Company’s last three (3) completed fiscal years:

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation
Awards
Name and Principal Position	Fiscal Year	Salary($)(1)	Bonus($)(2)	Restricted Stock Award(s)($)(3)(4)	Securities Underlying Stock Options(#)		All Other Compen- sation($)(5)
Alan F. Schultz Chief Executive Officer, President and Director	December 31, 2002 December 31, 2001 December 31, 2000	$630,000 615,000 600,000	$630,000 448,500 441,000	$784,575 673,605 1,428,047	135,000 93,125 93,750	(6) (7) (8)	$16,200 10,880 10,880

Barry P. Hoffman Executive Vice President, General Counsel, Secretary and Director	December 31, 2002 December 31, 2001 December 31, 2000	330,000 320,000 310,000	330,000 232,850 227,850	156,915 134,721 285,609	56,250 21,300 33,000	(6) (7) (8)	16,200 10,880 10,880

Robert L. Recchia Chief Financial Officer, Treasurer and Director	December 31, 2002 December 31, 2001 December 31, 2000	330,000 320,000 310,000	330,000 232,850 227,850	156,915 134,721 285,609	56,250 33,750 37,500	(6) (7) (8)	16,200 10,880 10,880

Richard Herpich Executive Vice President, Manufacturer Services	December 31, 2002 December 31, 2001 December 31, 2000	285,000 275,000 250,000	310,399 158,125 151,875	156,915 134,721 285,609	56,143 20,090 32,900	(6) (7) (8)	16,200 10,880 10,880

William F. Hogg, Jr. Executive Vice President, Manufacturing	December 31, 2002 December 31, 2001 December 31, 2000	225,000 206,828 190,000	225,000 161,975 138,638	— 14,969 21,156	43,750 123,256 9,058	(6) (9) (8)	16,200 10,880 10,880

(1)	Salary includes all before-tax contributions by the executive to the Company’s Employees’ 401(k) Retirement Savings Plan.

(2)	The figures reported in the bonus column represent amounts earned and accrued for each year and do not include amounts paid in each year which were earned and accrued in the prior year.

(3)	Consists of the value of restricted stock granted under the Company’s Employee and Director Restricted Stock Award Plan or Executive Restricted Stock Award Plan, as the case may be. Except for a portion of restricted shares granted to Mr. Schultz, all such shares of restricted stock will vest over a three-year period with the restrictions lapsing during that three-year period at 33% for each of the first two years, and 34% during the last year. A recipient of restricted stock under either of such plans has the right to receive dividends, if any, during such restricted period. The dollar value set forth for the 2000, 2001 and 2002 restricted stock awards represents the market value of the shares on the first business day after the date of the grant ($42.3125 on January 3, 2000, $29.938 on January 2, 2001 and $34.870 on January 2, 2002). The grants of restricted stock to each of Mr. Schultz, Mr. Hoffman, Mr. Recchia and Mr. Herpich were pursuant to their respective Employment Agreements. See “Employment Agreements.”

(4)	The number and value of aggregate restricted stock holdings of each of the Named Executive Officers on December 31, 2002 was: Mr. Schultz, 22,500 shares ($662,175); Mr. Hoffman, 4,500 shares ($132,435); Mr. Recchia, 4,500 shares ($132,435); and Mr. Herpich, 4,500 shares ($132,435). The value of the restricted stock is determined by multiplying the total shares held by each Named Executive Officer by the closing price of the Company’s stock on the New York Stock Exchange on December 31, 2002 ($29.43).

(5)	Unless otherwise noted, amounts disclosed in this column consist of contributions by the Company on behalf of the executive to the Company’s Employees’ Profit Sharing Plan.

(6)	Consists of nonqualified stock options granted on October 1, 2002. Such stock options become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $40.20, $45.20 and $50.20, respectively. In any event, however, such options vest by October 1, 2007 and shall be exercisable until October 1, 2009. The grants of nonqualified stock options to each of the Named Executive Officers were pursuant to their respective Employment Agreements. See “Employment Agreements.”

(7)	Consists of nonqualified stock options granted on December 4, 2001. Such stock options become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $40.51, $45.51 and $50.51, respectively. In any event, however, such options vest by December 4, 2006 and shall be exercisable until December 4, 2008.

(8)	Consists of nonqualified stock options granted on December 5, 2000. Such stock options become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $33.3125, $38.3125 and $43.3125, respectively. In any event, however, such options vest by December 5, 2005 and shall be exercisable until December 5, 2007.

(9)	Consists of (i) 100,000 nonqualified stock options granted on July 1, 2001 which options vest 20% over five years from the date of grant, (ii) 8,000 nonqualified stock options granted on December 4, 2001 which options vest 20% over five years from the date of grant and (iii) 15,256 nonqualified stock options granted on December 4, 2001 which become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $40.51, $45.51 and $50.51, respectively. In any event, however, such options vest by December 4, 2006 and shall be exercisable until December 4, 2008.

OPTION GRANTS IN LAST FISCAL YEAR TO NAMED EXECUTIVE OFFICERS

	Individual Grants*				Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)(1)	Expiration Date	5%($)	10%($)
Alan F. Schultz	135,000	9.7%	$35.20	10/01/09	$1,934,541	$4,508,304
Robert L. Recchia	56,250	4.0%	35.20	10/01/09	806,059	1,878,460
Barry P. Hoffman	56,250	4.0%	35.20	10/01/09	806,059	1,878,460
Richard Herpich	56,143	4.0%	35.20	10/01/09	804,526	1,874,887
William F. Hogg, Jr.	43,750	3.1%	35.20	10/01/09	626,935	1,461,024

*	All options listed herein were granted on October 1, 2002 and become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $40.20, $45.20 and $50.20, respectively. In any event, however, the options vest by October 1, 2007 and shall be exercisable until October 1, 2009.

(1)	The exercise price for all stock option grants shown in this column is the closing sales price per share of Common Stock on the NYSE on the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES TO NAMED EXECUTIVE OFFICERS

Name	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options at FY-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End($)* Exercisable/Unexercisable
Alan F. Schultz	250,000	$3,746,597	493,541/390,834	$1,331,217/377,608
Robert L. Recchia	135,000	2,013,892	111,249/156,251	— /151,043
Barry P. Hoffman	—	—	153,099/137,451	243,904/67,123
Richard Herpich	30,933	382,883	106,696/139,504	— /94,500
William F. Hogg, Jr.	—	—	60,723/158,841	33,619/30,790

*	Based on the NYSE Composite closing price for the last business day of the 2002 fiscal year ($29.43). All of the stock options exercised by the Named Executive Officers have exercise prices ranging from $11.33 to $35.51.

SUPPLEMENTAL BENEFIT PLAN

The Company established a Supplemental Benefit Plan in 1998 and amended the Plan in 2002. The Supplemental Benefit Plan covers management employees who are designated by the Company’s Compensation/Stock Option Committee. Participating employees earn credited service for each year of continuous service with the Company. The annual amount of supplemental benefit is calculated by multiplying a participant’s years of credited service by two percent of the participant’s average annual base pay while employed by the Company for the 36 months immediately preceding retirement or other termination of employment. The amount of supplemental benefit provided by the Supplemental Benefit Plan is payable semi-annually for a period of ten years, commencing upon retirement, death or other termination of employment. Supplemental benefits are provided on a non-contributing basis.

The following table illustrates the maximum annual benefits payable to a participant for specified final average annual compensation and specified years of service, assuming retirement at age 65 and payment for a period of ten years:

Final Average Annual Base Salary	Participant’s Years of Service
	5	10	15	20	25	30	35
250,000	25,000	50,000	75,000	100,000	125,000	150,000	175,000
275,000	27,500	55,000	82,500	110,000	137,500	165,000	192,500
300,000	30,000	60,000	90,000	120,000	150,000	180,000	210,000
350,000	35,000	70,000	105,000	140,000	175,000	210,000	245,000
400,000	40,000	80,000	120,000	160,000	200,000	240,000	280,000
450,000	45,000	90,000	135,000	180,000	225,000	270,000	315,000
500,000	50,000	100,000	150,000	200,000	250,000	300,000	350,000
550,000	55,000	110,000	165,000	220,000	275,000	330,000	385,000
600,000	60,000	120,000	180,000	240,000	300,000	360,000	420,000
650,000	65,000	130,000	195,000	260,000	325,000	390,000	455,000

Base compensation counted under the plan excludes bonuses, commissions or other compensation of any kind. Three-year average base compensation for each Named Executive Officer participating in the plan as of the end of the last fiscal year is: Alan F. Schultz $615,000, Barry P. Hoffman $320,000, Robert L. Recchia $320,000 and Richard Herpich $270,000. The benefits under the Supplemental Benefit Plan are not subject to any deduction for Social Security or any other offset amounts. The approximate number of years of service for each of the participating Named Executive Officers as of December 31, 2002 is: 24 years for Mr. Herpich; 20 years for Mr. Hoffman; 20 years for Mr. Recchia; and 18 years for Mr. Schultz.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2002 with respect to shares of Valassis Common Stock that may be issued under the Company’s existing equity compensation plans, including the Company’s Broad-Based Incentive Plan (the “Broad-Based Plan”), the Company’s Amended and Restated 1992 Long-Term Incentive Plan (the “1992 Plan”), the Company’s 2002 Long-Term Incentive Plan (the “2002 Plan”), the Company’s Executive Restricted Stock Award Plan, the Company’s Employee and Director Restricted Stock Award Plan and the Company’s Change of Control Pricing Plan.

	A		B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Option(s)		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders(1)	4,221,813	(2)	$31.24	4,886,635	(3)
Equity Compensation Plans Not Approved by Shareholders(4)	1,763,912		$31.37	328,580

(1)	Consists of the 2002 Plan, the 1992 Plan, the Executive Restricted Stock Award Plan and the Employee and Director Restricted Stock Award Plan.

(2)	The Company may use treasury shares to fund the exercise of these options.

(3)	The future grant of approximately 2,681,858 non-qualified stock options under the 2002 Plan pursuant to the employment agreements of Messrs. Schultz, Hoffman, Recchia, Herpich, Hogg and Ms. Rivers and to the eligible non-employee directors may be granted under the Change of Control Pricing Plan in the event of a change of control of the Company. See “Director Compensation and Employment Agreements.”

(4)	Consists of the Broad-Based Plan and the Company’s Change of Control Pricing Plan.

BROAD-BASED INCENTIVE PLAN

The Company’s Broad-Based Incentive Plan was adopted by the Board of Directors in March 2000 and authorizes non-qualified option grants for the issuance of a maximum of 2,165,000 shares of common stock to employees of the Company and its affiliates and to certain other individuals who perform services for those entities. No (i) officers (as defined by Rule 16a-(f) of the Securities Exchange Act of 1934, as amended, or directors of the Company, (ii) owners of at least 5% of the Company’s outstanding Common Stock, or (iii) closely related persons of any person described in (i) or (ii) above may participate in the Plan. The Plan is administered by the Company’s Compensation/Stock Option Committee.

The exercise price for each option granted under the Plan may be equal to, or greater than, the fair market value of the Common Stock subject to such option at the time the option is granted. Subject to termination of employment, options granted under the Plan expire not later than ten (10) years from the date of grant, are not transferable other than upon death of the optionee, and fully vest over terms ranging from six (6) months to five (5) years from the date of grant.

Upon the occurrence of a Change in Control (as defined in the Plan), each option that is outstanding on the date of such Change in Control shall be exercisable in full immediately (whether or not then exercisable).

CHANGE OF CONTROL PRICING PLAN

The Company’s Change of Control Pricing Plan contains the terms and conditions of determining the strike price of certain options which may be granted to the non-employee directors and to certain executive officers pursuant to their respective employment agreements, upon a change of control of the Company. See “Director Compensation” and “Change of Control Arrangements.”

STOCK PRICE PERFORMANCE GRAPH

The following performance graph shows the Company’s annual cumulative total stockholder return on its Common Stock for the five full years ending December 31, 1998, 1999, 2000, 2001 and 2002 respectively, based on an assumed investment of $100. The graph compares the Company’s performance with that of the Standard & Poor’s S&P 500 Stock Index and a peer group consisting of Advo Inc., Catalina Marketing Corp., R.R. Donnelley & Sons, Interpublic Group of Companies and Times Mirror Company.

STOCKHOLDER RETURNS (DIVIDENDS REINVESTED)

[PERFORMANCE GRAPH]

Indexed Returns Years Ending

	Base Period	Years Ending
	1997*	1998*	1999*	2000*	2001*	2002*
Valassis	100	139.53	171.28	127.96	144.41	119.31
S&P Index	100	128.58	155.63	141.46	124.65	97.10
Peer Group	100	128.13	151.84	129.21	104.50	58.37
		(* December fiscal year basis)

This stock price performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed filed under such Acts.

COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation/Stock Option Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

PHILOSOPHY

The compensation philosophy of the Company is to develop and implement policies that will encourage and reward outstanding financial performance, seek to increase the profitability of the Company, and thereby increase stockholder value. Maintaining competitive compensation levels in order to attract, retain and reward executives who bring valuable experience and skills to the Company is also an important consideration. The Company’s executive compensation programs are designed to attract and retain talented individuals and motivate them to achieve the Company’s business objectives and performance targets, including increasing long-term stockholder value.

The Compensation/Stock Option Committee of the Board of Directors is composed of the three directors listed below. Working with the Company, the Compensation/Stock Option Committee develops and implements compensation plans for the Company’s executive officers.

COMPENSATION STRUCTURE

The Compensation/Stock Option Committee believes that it is in the best interests of the Company and its stockholders that its executive officers be compensated in a manner that provides such officers with a strong incentive to advance both the short-term and long-term interests of the Company. The Compensation/Stock Option Committee, working with management, has instituted a compensation structure which is designed to ensure that a high proportion of compensation is tied in some manner to both short-term and long-term corporate performance. Accordingly, the Company’s compensation structure includes both cash-based and equity-based compensation consisting of base salary, annual cash bonuses, stock options and restricted stock awards.

The annual cash compensation of the executive officers, including the Chief Executive Officer, for the year ended December 31, 2002, consisted of annual salary and cash bonuses. The cash bonuses were paid two times a year and were contingent upon the attainment by the Company of meeting semi-annual earnings per share targets that were set by the Committee for the six-month period ending June 30, 2002 and for the six-month period ending December 31, 2002. The Committee believes that a target based upon earnings per share emphasizes the Company’s commitment to reach and maintain a competitive rate of return on equity and achieve long-term growth in earnings—critical factors for assuring creation of value for its stockholders. Additionally, the Committee believes that by providing for bonuses twice a year instead of annually, a greater sense of urgency will motivate executive officers to meet targets. The specific targets for the Company’s fiscal year ended December 31, 2002 which were selected by the Committee are not disclosed herein because the Committee has determined that it is confidential business information, the disclosure of which would have an adverse effect on the Company.

Non-cash compensation of executive officers for the year ended December 31, 2002, consisted of options granted under the Company’s 2002 Long-Term Incentive Plan and restricted stock granted pursuant to the Executive Restricted Stock Plan.

The stock options produce value for executives only if the Company’s stock price increases over the option exercise price, which for all options granted to such executives during 2002 is the fair market value of Valassis Common Stock on the date of grant. Although there are no particular targets with respect to executive officers’ holdings of stock options, in general, the higher the level of an executive’s responsibility, the larger this stock-based component of his or her compensation will be. During the year ended December 31, 2002, the Committee approved amendments to certain employment agreements of the Company’s executive officers providing for semi-annual option grants. To further strengthen the commonality of interest between senior management and the Company’s stockholders, the Committee has granted performance-based stock options to its executive officers that provide accelerated vesting in 1/3 increments as the Company’s Common Stock meets certain specified price per share targets. The Committee determined that these performance-based options would provide even greater motivation for its executive officers to achieve the Company’s performance targets.

The Committee believes that, in certain cases, grants of restricted stock further a sense of stock ownership by executive officers and give the Company a significant advantage in retaining key executives. In order to assure the retention of certain of the Company’s high-level executives and to compensate and incentivize those executives to create long-term value for stockholders, the Compensation/Stock Option Committee provides that the restricted stock granted to those executives vests in approximately equal portions over a three-year period. During 2002, the Committee determined to eliminate restricted stock as part of the Company’s overall compensation and incentive plans to all executive officers other than those executives who have restricted stock as part of their employment contracts.

Executive officers also are eligible to participate in the Valassis Employees Profit Sharing Plan and its 401(k) Plan. In addition, all employees of Valassis are eligible to participate in the Employee Stock Purchase Plan.

The compensation of each executive officer (other than the Chief Executive Officer) is generally based on an annual review of such officer’s performance by the Chief Executive Officer and his recommendations to the Compensation/Stock Option Committee. The compensation of the Chief Executive Officer is generally based on an annual review of such officer’s performance by the Compensation/Stock Option Committee. In establishing and administering the variable elements in the compensation of the Company’s executive officers, the Compensation/Stock Option Committee tries to recognize individual contributions, as well as overall business results. Compensation levels are also determined based upon the executive’s responsibilities, the efficiency and effectiveness with which he or she marshals resources and oversees the matters under his or her supervision, and the degree to which he or she has contributed to the accomplishments of major tasks that advance the Company’s goals. The Company’s financial performance is a key factor that affects the overall level of compensation for executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Schultz is employed under an employment agreement which expires on December 31, 2008. The level of Mr. Schultz’s salary and the semi-annual bonus to which he is entitled for the fiscal year ended December 31, 2002 is set forth in his employment agreement. The amount of Mr. Schultz’s aggregate bonuses for the fiscal year ended December 31, 2002 was based on the achievement by the Company of certain semi-annual earnings per share targets set by the Compensation/Stock Option Committee. No bonus is earned unless at least 70 percent of the earnings per share target has been met by the Company. Based on the Company’s earnings per share performance during 2002, Mr. Schultz received approximately one hundred percent (100%) of his potential bonus, or $630,000. In addition, for the fiscal year ended December 31, 2002, Mr. Schultz received 22,500 shares of restricted stock pursuant to his employment agreement. For each subsequent fiscal year during the term of his employment agreement, Mr. Schultz will be eligible to receive 11,250 shares of restricted stock, an additional 11,250 shares of restricted stock if the Compensation/Stock Option Committee determines that a certain percentage of the performance targets have been met and an additional 11,250 shares of restricted stock under the Executive Restricted Stock Award Plan if a higher percentage of the performance targets have been met. During 2002, as part of a retention strategy which included extending the term of Mr. Schultz’s employment agreement, the Committee recommended that Mr. Schultz’s employment agreement be amended to, among other things, provide for a set number of non-qualified stock options that will be granted to Mr. Schultz in eight (8) semi-annual installments.

During the fiscal year ended December 31, 2002, Mr. Schultz was paid a salary at a rate of $630,000 per year under his employment agreement. The Committee believes that Mr. Schultz’s salary is reasonable in light of his outstanding leadership through the years. The Committee believes that Mr. Schultz’s compensation level reflects the Committee’s confidence in Mr. Schultz and the Company’s desire to retain Mr. Schultz’s outstanding talents at the head of the Company.

EXECUTIVE OFFICER COMPENSATION

Each of the Company’s executive officers is currently employed pursuant to a multi-year employment agreement, the purpose of which is to retain the services of such officer for an extended period and to protect the Company with the establishment of no compete/no raid obligations for former executives. The length of time employment agreements are extended into the future is a result of a variety of factors, including the staggering of expiration dates of other executive employment agreements, the roles and responsibilities of the executive and a risk assessment of the executive being hired by a competitor of Valassis. The minimum compensation to which each executive officer was entitled for 2002 is specified in the employment agreement, and the bonuses, which are a major part of an executive’s cash compensation, were based primarily on the achievement by the Company of certain earnings per share targets. No bonus is earned unless a percentage of the earnings per share target with respect to each semi-annual period determined by the Committee has been met by the Company. Generally, no aggregate bonus may exceed one hundred percent (100%) of an executive’s annual base salary.

Stock options are awarded to the executives by the Compensation/Stock Option Committee. In determining the size of option awards for a particular executive officer, the Compensation/Stock Option Committee considers the amount of stock options previously awarded to other executive officers in a like position, the amount of unexercised stock options held by such executive in addition to the other compensation considerations discussed above. In order to further incentivize management, certain executive officers are entitled to a certain amount of restricted stock if the Committee determines that a certain percentage of the performance targets have been met and an additional amount of restricted stock if a higher percentage of the performance targets have been met. The amount of restricted stock and applicable performance target is specified in the executive’s employment agreement. During 2002, as part of a retention and incentive strategy which included extending the terms of the executive officers’ employment agreements, the Committee determined that certain executive officers would be eligible to receive an aggregate of a fixed number of stock options that will be granted to each of such executives in eight (8) semi-annual installments (or in the case of Mr. Herpich, seven (7) semi-annual installments).

The Compensation/Stock Option Committee believes that the Company’s most direct competitors for executive talent are not necessarily the same companies with which the Company would be compared for stock performance purposes. Many of the businesses with which the Company competes for executive talent are substantially larger and have greater financial resources than the Company. The Committee believes that one of the Company’s most direct competitors is a non-publicly traded company for which no information regarding stock performance or executive compensation is available.

The Compensation/Stock Option Committee feels that actions taken regarding executive compensation are appropriate in view of the individual and corporate performance.

In the event total compensation for any named executive officer exceeds the $1 million threshold at which tax deductions are limited under Internal Revenue Code Section 162(m), the Compensation/Stock Option Committee intends to balance tax deductibility of executive compensation with its responsibility to retain and motivate executives with competitive compensation programs. As a result, the Compensation/Stock Option Committee may take such actions as it deems to be in the best interests of the stockholders, including: (i) provide non-deductible compensation above the $1 million threshold; (ii) require deferral of a portion of the bonus or other compensation to a time when payment may be deductible by the Company; and/or (iii) modify existing programs to qualify bonuses and other performance-based compensation to be exempt from the deduction limit.

This report by the Compensation/Stock Option Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

COMPENSATION/STOCK OPTION COMMITTEE

Ambassador Faith Whittlesey, Chairman

Patrick F. Brennan

Marcella A. Sampson

Compensation/Stock Option Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2002, Ambassador Faith Whittlesey, Brian J. Husselbee and Marcella A. Sampson served on the Compensation/Stock Option Committee. Patrick F. Brennan was appointed to the Compensation/Stock Option Committee in lieu of Mr. Husselbee in February 2003. No committee member was involved in an interlocking relationship nor insider participation with respect to the Compensation/Stock Option Committee.

EMPLOYMENT CONTRACTS

The Company has employment agreements with each of Alan F. Schultz, Richard Herpich, Robert L. Recchia, Barry Hoffman and William F. Hogg, Jr., its Named Executive Officers (each, an “Employment Agreement,” and collectively, such employment agreements, the “Employment Agreements”). The following summary of certain provisions of the Employment Agreements does not purport to be complete and is subject to and is qualified in its entirety by reference to the actual text of the Employment Agreements, copies of which are exhibits to the Company’s SEC filings.

Mr. Schultz’s Employment Agreement expires December 31, 2008, Mr. Herpich’s Employment Agreement expires December 31, 2005, Mr. Recchia’s and Mr. Hoffman’s Employment Agreement each expires December 31, 2008 and Mr. Hogg’s Employment Agreement expires on September 30, 2006. Mr. Schultz’s Employment Agreement provides that he is entitled to an annual base salary equal to $750,000. Pursuant to their respective Employment Agreements, Mr. Hoffman and Mr. Recchia are each entitled to an annual base salary equal to $375,000. Mr. Herpich’s Employment Agreement provides that he is entitled to an annual base salary equal to $325,000. Mr. Hogg’s Employment Agreement provides that he is entitled to an annual base salary of $250,000.

Further, the Employment Agreements of each of Mr. Herpich, Mr. Hoffman and Mr. Recchia provide that each such executive is entitled to receive 2,250 shares of restricted stock for each year during the term of his respective Employment Agreement pursuant to the Company’s Employee and Director Restricted Stock Award and up to an additional 4,500 shares of restricted stock for each year during the term of his Employment Agreement if the Company achieves certain performance targets. Mr. Schultz’s Employment Agreement provides that he is entitled to receive 11,250 shares of restricted stock for each year during the term of his Employment Agreement and up to 22,500 shares of restricted stock for each year during the term of his Employment Agreement pursuant to the Executive Restricted Stock Award Plan if the Company achieves certain performance targets. In addition, pursuant to the terms of the Employment Agreements of Mr. Schultz, Mr. Recchia and Mr. Hoffman, all of these executives may be entitled to semi-annual bonuses of up to 50% of their annual salary if the Company achieves certain performance targets set by the Compensation/Stock Option Committee. Mr. Herpich’s Employment Agreement provides that he is entitled to a semi-annual bonus of up to 50% of his annual salary if the Company achieves certain performance targets set by the Compensation/Stock Option Committee and an annual bonus of up to 50% of his annual salary in accordance with certain sales targets set annually by the Chief Executive Officer of the Company. Mr. Hogg’s Employment Agreement provides that he is entitled to a semi-annual bonus of up to 50% of his annual salary if the Company achieves certain performance targets set by the Compensation/Stock Option Committee and an annual bonus of up to 50% of his annual salary in accordance with certain performance targets set annually by the Chief Executive Officer of the Company. See “Compensation/Stock Option Committee Report on Executive Compensation.”

Each of the Employment Agreements for the Named Executive Officers provides that such executive officers are eligible to receive non-qualified stock options to purchase a fixed number of shares of Common Stock of the Company pursuant to the Company’s 2002 Long-Term Incentive Plan (or such other plan applicable to executives of the Company in effect from time to time). The aggregate number stock of stock options to be granted pursuant to Mr. Schultz’s Employment Agreement, Mr. Herpich’s Employment Agreement, Mr. Hoffman’s Employment Agreement, Mr. Recchia’s Employment Agreement and Mr. Hogg’s Employment Agreement is 1,080,000, 393,000, 450,000, 450,000 and 350,000, respectively. Such options shall be granted by the Company in eight semi-annual installments on April 1 and October 1 commencing on October 1, 2002 through April 1, 2006; provided, however, that the options to be granted to Mr. Herpich will be in seven semi-annual installments ending on October 1, 2005 to correspond with the term of his Employment Agreement; and provided, further, that the grant of all such options may be accelerated upon a change of control of the Company. See “Change of Control Arrangements.” Each option shall have a strike price equal to the fair market value (as defined in the Company’s applicable stock option plan) of the Company’s Common Stock on the date of grant and shall become fully vested five years from such date of grant and exercisable for two years thereafter. Such options vest in 1/3 increments as the Company’s Common Stock meets certain specified price per share targets.

Under the terms of all the Employment Agreements for the Named Executive Officers, if Valassis terminates any of the executives’ employment other than for Cause (as defined in the respective Employment Agreements), or if the executive terminates his employment for Good Reason (as defined in the respective Employment Agreements), then Valassis shall continue to pay such executive a base salary for the duration of the term of his Employment Agreement, a lump sum cash bonus in an amount equal to two times his maximum semi-annual cash bonus for the current six-month period (whether or not earned), the executive’s pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period), any deferred compensation and any accrued vacation pay to the date of termination. The Employment Agreements provide that, under certain circumstances, Valassis shall also maintain the executive’s participation in all employee welfare and medical benefit plans in which the executive was eligible to participate at the time of his termination.

In the event of a termination by reason of death or disability of an executive officer (as defined in the respective Employment Agreements), Valassis shall pay to such executive or his estate in a lump sum his annual base salary through the date of termination, an amount equal to the executive’s pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period), any deferred compensation and any accrued vacation pay to the date of termination.

If Valassis terminates the employment of any of the foregoing executive officers for Cause, or any such executive officer terminates his employment with the Company without Good Reason, the Company shall pay such executive officer any compensation earned through the date of termination and any previously deferred compensation, and the Company shall then have no further obligations to such executive officer under his Employment Agreement.

Under the terms of their Employment Agreements, the executive officers are prohibited from competing with the Company during the periods of their scheduled employment with the Company. In the case of Mr. Herpich and Mr. Hogg, this non-competition provision may continue for up to two years following the termination of their respective employment, at the Company’s option, during which period the Company is required to pay each of them their respective annual base salary. In the cases of Messrs. Hoffman and Recchia, this non-competition provision shall continue for up to two years following the termination of their respective employment, during which period such executives shall furnish advisory and consulting services to the Company and the Company is required to pay such executives, as applicable, their annual base salaries. In the case of Mr. Schultz, his Employment Agreement provides that this non-competition provision extends for seven years after the later of the expiration date of his employment period or severance period, as the case may be, so long as the Corporation pays Mr. Schultz his annual base salary during each of the first three years of such seven year period and an amount equal to one-half of such annual base salary during each of the last four years of such period.

Change of Control Arrangements

Upon a change of control (as defined in the Company’s applicable stock option plan), (x) all shares with respect to which any option granted pursuant to the Employment Agreements prior to the change of control shall become fully exercisable and (y) any remaining options not previously granted pursuant to the Employment Agreements shall be immediately granted and become vested and fully exercisable. In such event, the strike price for the options not previously granted shall be equal to the fair market value of the Company’s Common Stock on the day that is ninety (90) days prior to a public announcement of a change of control which mechanism shall be determined under the Company’s Change of Control Pricing Plan, but in all other respects such options shall be governed by the 2002 Long-Term Incentive Plan (or such other plan applicable to Named Executive Officers of the Company in effect from time to time). In addition, if any payment provided to the Named Executive Officers would be subject to the excise tax imposed by Section

4999 of the Internal Revenue Code of 1986 or any successor provision, the Named Executive Officers will be entitled to a gross-up payment. In addition, a change of control of Valassis could result in one or more of the executives being terminated other than for Cause, or one or more of the executives terminating his employment for Good Reason. In either of such events, the severance arrangements described above would apply.

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)

The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent certified public accountants (“Deloitte & Touche”), as the auditors of the Company for the 2003 fiscal year, subject to the ratification of such appointment by the stockholders at the Annual Meeting. Deloitte & Touche has audited the Company’s financial statements since the year ended December 31, 1997.

If the appointment of Deloitte & Touche for the 2003 fiscal year is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next Annual Meeting of Stockholders will be subject to the approval of stockholders at that meeting. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he or she so desire. The representative will also be available to respond to appropriate questions from stockholders during the meeting.

Ratification of the selection of Deloitte & Touche as independent public accountants will require the affirmative vote of holders of a majority of the shares of the Common Stock present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE 2003 FISCAL YEAR.

INDEPENDENT AUDITORS FEES

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2001 and December 31, 2002 and the reviews of the financial statements included in the Company’s Quarterly Report on Form 10-Q during such years were approximately $117,250 and $123,250, respectively.

All Other Fees

The aggregate fees billed for services rendered by Deloitte & Touche other than those disclosed above under the captions “Audit Fees” for December 31, 2001 and December 31, 2002 were approximately $425,000 and $118,000, respectively. Such fees include fees for tax consulting, benefit plan advice and other non-audit services.

The Audit Committee has considered whether the provision of the services disclosed under the captions “Audit Fees” and “All Other Fees” is compatible with maintaining the independence of Deloitte & Touche.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 2003, the Company purchased the capital stock of NCH Marketing Services, Inc. (“NCH”) for approximately $60 million. Brian Husselbee, a director of Valassis at the time of the acquisition, is the President of NCH and sold his shares of NCH Stock for a purchase price of approximately $1.63 million to Valassis in connection with the transaction. In addition, in connection with transaction, Mr. Husselbee received from the sellers of NCH a sales bonus of $300,000, will receive an additional bonus of $53,125 if he remains employed by NCH eighteen (18) months after the closing of the transaction and is entitled to receive from the sellers of NCH an additional $116,875 in the discretion of certain other sellers of

NCH Stock. Mr. Husselbee resigned from the Board of Directors of Valassis on February 20, 2003 and will continue to serve as President of NCH and an executive officer of Valassis.

GENERAL

OTHER MATTERS

The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2002 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 are being mailed to stockholders together with this Proxy Statement.

SOLICITATION OF PROXIES

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

Each holder of the Company’s Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

STOCKHOLDER PROPOSALS

If any stockholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, such proposal must be received in writing at the Company’s principal executive offices, 19975 Victor Parkway, Livonia, Michigan 48152, Attention: Barry P. Hoffman, Executive Vice President, Secretary and General Counsel not later than December 16, 2003. In addition, the proxy solicited by the Board of Directors for the 2003 Annual Meeting of Stockholders will confer discretionary authority to vote on any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice on or prior to February 27, 2004.

By Order of the Board of Directors,

BARRY P. HOFFMAN

Secretary

Exhibit A

Audit Committee Charter

(as Amended)

PURPOSE

The Audit Committee is appointed by the Board of Directors to assist in monitoring:

1.	The integrity of the Company’s financial reporting,

2.	The Company’s compliance with legal and regulatory requirements regarding financial reporting practices, and

3.	The independence and performance of the Company’s independent accountants, the performance of the Company’s internal audit function, and the performance of the Company’s financial management.

COMPOSITION AND QUALIFICATIONS

The Audit Committee shall be appointed by the Board of Directors and shall be comprised of three or more Directors (as determined from time to time by the Board of Directors), each of whom shall meet the independence requirements of the New York Stock Exchange, Inc. At least one member of the Audit Committee shall have accounting or related financial management expertise and each member of the Audit Committee shall be financially literate, as such qualifications are interpreted by the Board of Directors in its business judgment. In addition, at least one member of the Committee shall be a Financial Expert as that term is defined in rules to be issued by the Securities and Exchange Commission. No member of the Audit Committee shall receive any compensation from the Company other than director’s fees and fees for attending Committee meetings. No member of the Audit Committee shall serve on more than three public company audit committees without the prior approval of the Board of Directors.

AUTHORITY

The Audit Committee can retain special legal, accounting or other consultants to advise it. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accountants to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee can authorize payments (1) to the independent accounting firm for performance of the audit and (2) of any charges of advisers employed by the Audit Committee.

RESPONSIBILITIES

The Audit Committee is directly responsible for oversight of the Company’s independent accountants in connection with the preparation or issuing of an audit report or related work. In this capacity, the Audit Committee is directly responsible for the following:

1.	Oversight of all work of the independent accountants including resolution of any disagreements between the public accountants and management.

2.	The appointment or removal of the independent accountants. The appointment may be by way of designation of the independent accountant to be proposed for shareholder approval at a meeting of shareholders.

3.	The compensation of the independent accountants including authorization and approval of their fees and the terms and conditions of their engagement letter.

4.	The independent accountants will report directly to the Audit Committee.

THE INDEPENDENT ACCOUNTANTS

The Audit Committee shall obtain confirmation and assurance as to the independent accountants’ independence and compliance with Section 10A of the Securities Exchange Act of 1934. In this connection, the Audit Committee shall pre-approve all audit and non-audit services performed by the independent accountants for the Company provided, however, that no service in the following categories shall be pre-approved:

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.	Financial information systems design and implementation;

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.	Actuarial services;

5.	Internal audit outsourcing services;

6.	Management functions or human resources;

7.	Broker or dealer, investment adviser, or investment banking services;

8.	Legal services and expert services unrelated to the audit; and

9.	Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible for an accounting firm that audits the Company’s financial statements.

The prohibition on pre-approval shall not apply to a service specifically exempted by the Public Company Accounting Oversight Board.

The pre-approval requirement may be waived with respect to the provision of a non-audit service if: (i) the service is not in a category ineligible for pre-approval; (ii) the aggregate amount of all such services is less than 5% of the total payments by the Company to the independent accountant during the fiscal year in which the non-audit service is provided; (iii) such service is not recognized by the Company at the time of engagement to be a non-audit service and such service is promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

Any approval by the Audit Committee of a non-audit service shall be communicated promptly to the General Counsel so that it may be disclosed to investors in the next periodic report filed pursuant to Section 13 of the Exchange Act.

The Audit Committee may delegate to one or more of its designated members the authority to grant pre-approvals of non-audit services. Decisions of any member to whom authority is delegated shall be presented to the full Audit Committee at each of its scheduled meetings.

The Audit Committee shall receive attestations and reports from the independent accountants on the assessment made by the management of the Company of the effectiveness of the internal control structures and procedures of the Company for financial reporting. Such attestations shall not be the subject of a separate engagement. The Audit Committee shall periodically review with the independent accountants and the Company’s Internal Auditor the adequacy of the Company’s internal controls, and any significant findings and recommendations with respect to such controls.

The independent accountants shall report periodically to the Audit Committee (1) all critical accounting policies and practices to be used by the Company; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, the ramifications of the use of such alternative treatments and the treatment preferred by the independent accountant; and (3) all other material, written communications between the independent accountants and management of the Company, such as any management letter or schedule of unadjusted differences. These matters shall be reported to the Audit Committee in a timely manner to facilitate its review of the Company’s annual and quarterly statements.

At least annually, the Audit Committee shall obtain and review a report by the independent accountants describing: the independent accountant’s internal quality control procedure; any material issues raised by the most recent quality control review or review by the Public Company Accounting Oversight Board of the independent accountant or any inquiry or investigation by governmental or professional authorities, within the past five years, respecting one or more independent audits carried out by the firm, any steps taken to deal with such issues and any rotation of the lead audit partner as required by law.

ANNUAL AUDITED FINANCIAL STATEMENTS

The Audit Committee shall review the Company’s annual audited financial statements with management and the independent accountants. In connection with such review, the Audit Committee shall:

1.	Meet with the independent accountants prior to the annual audit to discuss planning and staffing of the audit.

2.	Discuss with the independent accountants the matters relating to the conduct of the audit that are required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 90, and as may be further modified or supplemented, including the following:

(a)	The level of responsibility assumed by the independent accountants under Generally Accepted Accounting Principles regarding the Company’s internal control structure and whether the financial statements are free from material misstatement.

(b)	The quality of the accounting principles used in financial reporting.

(c)	Changes in accounting or auditing policies or their application, including resolution of any significant reporting or operational issues affecting the financial statements.

(d)	The existence and substance of any significant accounting accruals, reserves or estimates made by management that had or may have a material impact on the financial statements.

(e)	Any adjustments arising from and any problems encountered in the course of the independent accountant’s audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work, any management letter provided by the independent accountants, and management’s response to such letter.

(f)	The independent accountant’s responsibility for information prepared by management of the Company that accompanies the Company’s financial statements and information in documents containing audited financial statements of the Company, any procedures performed with respect thereto and the results.

(g)	The independent accountant’s views about significant auditing and accounting matters that were the subject of the Company’s consultation with other accountants.

(h)	Any major issues that were discussed between the Company’s management and the independent accountants in connection with the initial or recurring retention of such accountants, including, among other matters, any discussions regarding accounting principles and auditing standards.

3.	Recommend to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

QUARTERLY FINANCIAL STATEMENTS

The Audit Committee shall review with management and the independent accountants the Company’s quarterly financial statements in advance of quarterly earnings releases, including those matters described in SAS 61 identified during the interim financial review, if applicable, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in periodic reports filed with the SEC. The Audit Committee shall discuss with management earnings press releases and earnings guidance provided to analysts.

MISCELLANEOUS

In furtherance of the foregoing responsibilities, the Audit Committee shall:

1.	Review, evaluate and report to the Board at least annually on the performance of the independent accountants and the Internal Auditor.

2.	Meet at least quarterly in separate executive session with each of the chief financial officer, the internal auditor and the independent accountants.

3.	Establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4.	Review with management and the independent accountants any correspondence with regulatory or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

5.	Review periodically with the Company’s General Counsel (i) legal and regulatory matters which may have a material affect on the financial statements, and (ii) corporate compliance policies or codes of conduct.

6.	Discuss with the Company’s management policies with respect to risk assessment and risk management.

7.	Set hiring policies for employees or former employees of the independent accountant.

8.	Report regularly to the Board of Directors with respect to Audit Committee activities.

9.	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for each annual meeting.

10.	Review and reassess annually the performance of the Audit Committee, the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is management’s responsibility to prepare the Company’s financial statements and to determine that such financial statements are complete, accurate and in accordance with generally accepted accounting principles. It is the responsibility of the independent auditors to plan and conduct audits and to assist management in determining that the financial statements are complete, accurate and in accordance with generally accepted accounting principles. Nor, except as expressly set forth herein, is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company’s corporate policies.

Exhibit B

CODE OF BUSINESS CONDUCT AND ETHICS

Introduction

This Code of Business Conduct and Ethics covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all employees of the Company. All of our employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. The Code should also be provided to and followed by the Company’s Directors as well as its agents and representatives, including consultants.

If a law conflicts with a policy in this Code, you must comply with the law; however, if a local custom or policy conflicts with this Code, you must comply with the Code. If you have any questions about these conflicts, you should ask your supervisor how to handle the situation.

Those who violate the standards in this Code will be subject to disciplinary action. If you are in a situation which you believe may violate or lead to a violation of this Code, follow the guidelines described in Section 14 of this Code.

This Code has been adopted by the Board of Directors and is reviewed on a regular basis.

1. Compliance with Laws, Rules and Regulations

All employees must respect and obey the laws of the cities, states and countries in which we operate. Although not all employees are expected to know the details of these laws, it is important to know enough to determine when to seek advice from supervisors, managers or other appropriate personnel.

The Company holds information and training sessions to promote compliance with laws, rules and regulations, including insider-trading laws.

2. Conflicts of Interest

Conflicts of interest are prohibited as a matter of Company policy.

A “conflict of interest” exists when a person’s private interest interferes in any way with the interests of the Company. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee, officer or director, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company.

It is almost always a conflict of interest for a Company employee to work simultaneously for a competitor, customer or supplier. You are not allowed to work for a competitor as a consultant or board member. The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf.

Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with higher levels of management or the Company’s General Counsel. Any employee, officer or director who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor, manager or other appropriate personnel or consult the procedures described in Section 14 of this Code.

3. Insider Trading

Employees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business. All non-public information about the Company should be considered confidential information. To use non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical but also illegal. If you have any questions, please consult the Company’s General Counsel.

4. Corporate Opportunities

Employees, officers and directors are prohibited from taking for themselves personally opportunities that are discovered through the use of corporate property, information or position without the consent of the Board of Directors. No employee may use corporate property, information, or position for improper personal gain, and no employee may compete with the Company directly or indirectly. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

5. Competition and Fair Dealing

We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each employee should endeavor to respect the rights of and deal fairly with the Company’s customers, suppliers, competitors and employees. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.

To maintain the Company’s valuable reputation, compliance with our quality processes and safety requirements is essential. In the context of ethics, quality requires that our products and services be designed and manufactured to meet our obligations to customers. All inspection and testing documents must be handled in accordance with all applicable regulations.

The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should ever be offered, given, provided or accepted by any Company employee, family member of an employee or agent unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff and (5) does not violate any laws, regulations or Company policies. The Company has long-standing policies on business entertainment and the accepting or giving of gifts with regard to customers and suppliers. Please discuss with your supervisor any gifts or proposed gifts which you are not certain are appropriate.

6. Discrimination and Harassment

The diversity of the Company’s employees is a tremendous asset. We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment or any kind.

7. Health and Safety

The Company strives to provide each employee with a safe and healthful work environment. Each employee has responsibility for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions.

Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The Company has long-standing policies on illegal drugs and alcohol, including drug and alcohol testing and rehabilitation alternatives. Please consult with your supervisor if you have any questions regarding these policies.

8. Record-Keeping

The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions. For example, only the true and actual number of hours worked should be reported.

Many employees regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate, ask your supervisor. Rules and guidelines are available from the Accounting Department.

All of the Company’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions and must conform both to applicable legal requirements and to the Company’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation.

The Company requires that its Chief Executive Officer and its Senior Financial Officers, which includes its Chief Financial Officer and its Comptroller, make full, fair, accurate, timely and understandable disclosure in all periodic reports filed or submitted by the Company to the Securities and Exchange Commission and in any other public communications made by the Company.

Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Records should always be retained or destroyed according to the Company’s record retention policies. In accordance with those policies, in the event of litigation or governmental investigation please consult the Company’s General Counsel.

9. Confidentiality

Employees must maintain the confidentiality of confidential information entrusted to them by the Company or its customers, except when disclosure is authorized by the General Counsel or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed. It also includes information that suppliers and customers have entrusted to us. The obligation to preserve confidential information continues even after employment ends.

10. Protection and Proper Use of Company Assets

All employees should endeavor to protect the Company’s assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company’s profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. Company equipment should not be used for non-Company business, though incidental personal use may be permitted.

The obligation of employees to protect the Company’s assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or even criminal penalties.

11. Payments to Government Personnel

The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country.

In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. The Company’s General Counsel can provide guidance to you in this area.

12. Waivers of the Code of Business Conduct and Ethics

Any waiver of this Code for executive officers or directors may be made only by the Board or a Board committee and will be promptly disclosed to the extent required by law or stock exchange regulation.

13. Reporting any Illegal or Unethical Behavior

Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and when in doubt about the best course of action in a particular situation. It is the policy of the Company not to allow retaliation for reports of misconduct by others made in good faith by employees. Employees are expected to cooperate in internal investigations of misconduct.

14. Compliance Procedures

We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know right from wrong. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

•	Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

•	Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

•	Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

•	Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your supervisor’s responsibility to help solve problems.

•	Seek help from Company resources. In the rare case where it may not be appropriate to discuss an issue with your supervisor, or where you do not feel comfortable approaching your supervisor with your question, discuss it locally with your office manager or your Human Resources manager.

•	You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected. The Company does not permit retaliation of any kind against employees for good faith reports of ethical violations.

•	Always ask first, act later: If you are unsure of what to do in any situation, seek guidance before you act.

VALASSIS COMMUNICATIONS, INC. 19975 VICTOR PARKWAY LIVONIA, MI 48152	Annual Meeting of Stockholders May 13, 2003

IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR

PROXY AND RETURN IT IN THE ENVELOPE PROVIDED

DETACH CARD

VALASSIS COMMUNICATIONS, INC.

Common Stock

Solicited on behalf of the Board of Directors for Annual Meeting, May 13, 2003

P R O X Y

The undersigned hereby appoints Alan F. Schultz, Robert L. Recchia and Barry P. Hoffman, and each of them, as attorneys and proxies, with full power of substitution and revocation, to vote and act for and in the name, place and stead of the undersigned as fully as the undersigned could vote and act if personally present at the annual meeting of stockholders of Valassis Communications, Inc. to be held on May 13, 2003, and at any adjournment or adjournments thereof, as follows and in accordance with their judgment upon any other matter properly presented.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of Directors named below and FOR proposal 2.

The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2.

1. The election of the nominees listed below as directors:

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed below.

Patrick F. Brennan    Kenneth V. Darish    Seth Goldstein    Barry P. Hoffman    Walter H. Ku

Robert L. Recchia    Marcella A. Sampson    Alan F. Schultz    Faith Whittlesey

(Continued and to be signed on reverse side)

DETACH CARD

(Continued from other side)

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

Date: , 2003

Signature(s) of stockholder(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE—NO POSTAGE NECESSARY